Exhibit 10.29

AMENDMENT TO ADVISORY SERVICES AGREEMENT

This AMENDMENT TO ADVISORY SERVICES AGREEMENT (this “Amendment”) dated as of July 22, 2025 is made by and between Semnur Pharmaceuticals, Inc., a Delaware corporation (“Semnur” or the “Company”), and JW Investment Management Company Limited, having a principal place of business or address in Hong Kong (“Consultant” or “Stockholder”). Semnur and Consultant may be referred to herein individually as a “party” or, collectively, as the “parties”.

RECITALS

WHEREAS, the Company and Consultant previously entered into that certain Advisory Services Agreement, dated as of June 12, 2025 (as may be amended, supplemented, waived or otherwise or modified from time to time in accordance with its terms, the “Advisory Services Agreement”), and now each of the Company and Consultant desires to amend the Advisory Services Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, the Company and Consultant hereby agree as follows:

1. Definitions. Terms not otherwise defined herein shall have the meanings set forth in the Advisory Services Agreement.

2. Amendment.

(a) Section 2.1 of the Advisory Services Agreement is hereby amended and restated in its entirety as follows:

“Payment. Semnur shall issue to Consultant 8,000,000 shares of common stock, par value $0.00001 per share, of Semnur (the “Shares”), not less than three (3) business days prior to the consummation of the Merger on its books and records and the Shares will be exchanged for capital stock of Pubco in accordance with and pursuant to the terms of the Agreement and Plan of Merger, dated as of August 30, 2024 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”) with PubCo and Denali Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of PubCo (the Shares, as so exchanged, the “PubCo Shares”). Services are considered to be finder and advisory retainer fees. Semnur will cause PubCo to provide Consultant with a book-entry statement representing the PubCo Shares as soon as practicable following the consummation of the Merger. Consultant shall be prohibited from selling the PubCo Shares at a price of below $8.00 per share.”

3. Complete Agreement. This Amendment and the Advisory Services Agreement embody the complete agreement and understanding among the parties hereto with respect to the matters referenced herein and supersede and preempt any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

4. Limited Amendment. This Amendment is limited by its terms and does not and shall not serve to amend or waive any provision of the Advisory Services Agreement except as expressly provided for in this Amendment, and all other terms, conditions and obligations set forth in the Advisory Services Agreement shall continue in full force and effect and are hereby reaffirmed by the parties hereto. Further, Sections 7 through 13 of the Advisory Services Agreement are hereby incorporated into this Amendment mutatis mutandis as if set forth in full herein.

IN WITNESS WHEREOF, the Company and Consultant have caused this Amendment to Advisory Services Agreement to be duly executed and delivered on the date first above written.

SEMNUR PHARMACEUTICALS, INC.

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer

JW INVESTMENT MANAGEMENT COMPANY LIMITED

By:	/s/ Xiaoxiang Liu
Name:	Xiaoxiang Liu

[SIGNATURE PAGE TO AMENDMENT TO ADVISORY SERVICES AGREEMENT]